WEBSTER LAW FIRM
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                                                   801 K Street, Suite 900
WILLIAM F. WEBSTER                                 Sacramento, California  95814
                                                   Tel:   (916) 321-4427
                                                   Fax:   (916) 321-4428
                                                   Email: webrock@earthlink.net

May 1, 2000

Peabodys Coffee, Inc.
3845 Atherton Road, Suite 9
Rocklin, CA 95765

Re:  Registration Statement on Form S-8

Dear Sirs:

     You have requested our opinion with respect to certain matters in connection with the filing by Peabodys Coffee, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the registration of 415,000 shares of the Company's Common Stock, par value .001 per share (the "Shares"), for issuance pursuant to the following consulting agreements:

          Consulting Agreement--Heeres               50,000 Shares
          Consulting Agreement--Lyman                75,000 Shares
          Consulting Agreement--Omielan              40,000 Shares
          Consulting Agreement--Ward                100,000 Shares
          Consulting Agreement--Ogrim               150,000 Shares
                                                    --------------
          TOTAL                                     415,000 Shares

     In connection with this opinion, we have examined and relied upon the Registration Statement, the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, the Consulting Agreements, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. Further, as legal counsel for the Company, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Stock Option Plans and the Consulting Agreement.

WEBSTER LAW FIRM
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Peabodys Coffee, Inc.
May 1, 2000
Page 2


     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Consulting Agreements, will be validly issued, fully paid, and nonassessable shares of Common Stock of the Company.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

WEBSTER LAW FIRM

/S/ WILLIAM F. WEBSTER
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William F. Webster